1940 Act File No. 811-7996

                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549

                            FORM N-1A

                 REGISTRATION STATEMENT UNDER THE
                  INVESTMENT COMPANY ACT OF 1940     [X]
                  Amendment No. 14                   [X]
                  (check appropriate box or boxes)

                          SR&F BASE TRUST
  (Exact Name of Registrant as Specified in Declaration of Trust)

            One Financial Center, Boston, Massachusetts 02111
              (Address of Registrant's Principal Offices)

                           1-800-338-2550
           (Registrant's Telephone Number, Including Area Code)

Kevin M. Carome
Executive Vice-President and Secretary
SR&F Base Trust
One Financial Center
Boston, MA  02111

Cameron S. Avery
Bell, Boyd & Lloyd
Three First National Plaza
70 W. Madison Street, Suite 3300
Chicago, IL  60602
(Agents for Service)

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                        EXPLANATORY NOTE

This Registration Statement has been filed pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

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PART A

Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

Introduction
The 12 series of SR&F Base Trust are referred to collectively as the "Portfolios." SR&F Municipal Money Portfolio and SR&F High-Yield Municipals Portfolio are referred to collectively as the "Municipal Portfolios"; SR&F Intermediate Bond Portfolio, SR&F Income Portfolio and SR&F High Yield Portfolio are referred to collectively as the "Bond Portfolios"; and SR&F Balanced Portfolio, SR&F Growth & Income Portfolio, SR&F Growth Stock Portfolio, SR&F Growth Investor Portfolio, SR&F Disciplined Stock Portfolio, and SR&F International Portfolio are referred to collectively as the "Equity Portfolios."

Throughout this registration statement, information concerning the Portfolios is incorporated by reference to the prospectuses and statements of additional information ("SAIs") contained in the Registration Statements on Form N-1A relating to shares of the respective feeder funds that invest all of their assets in such Portfolios (each a "Feeder Fund") as follows:

Portfolio                             Feeder Fund         Registration Statement
--------------------------------------------------------------------------------------------------

SR&F Municipal Money         Stein Roe Municipal Money    Liberty-Stein Roe Funds Municipal Trust,
    Market Portfolio         Market Fund                  1933 Act File No. 2-99356,
SR&F High-Yield Municipals   Stein Roe High-Yield         1940 Act File No. 811-4367,
  Portfolio                    Municipals Fund            CIK 0000773757
--------------------------------------------------------------------------------------------------
SR&F Cash Reserves Portfolio Stein Roe Cash Reserves Fund Liberty-Stein Roe Funds Income Trust,
SR&F Intermediate Bond       Stein Roe Intermediate       1933 Act File No. 33-02633,
  Portfolio                    Bond Fund                  1940 Act File No. 811-4552,
SR&F Income Portfolio        Stein Roe Income Fund        CIK 0000787491
SR&F High Yield Portfolio    Stein Roe High Yield Fund
--------------------------------------------------------------------------------------------------
SR&F Balanced Portfolio      Stein Roe Balanced Fund      Liberty-Stein Roe Investment Trust,
SR&F Growth & Income         Stein Roe Advisor Select     1933 Act File No. 33-11351,
  Portfolio                    Growth & Income Fund       1940 Act File No. 811-4978,
SR&F Growth Stock Portfolio  Stein Roe Growth Stock Fund  CIK 0000809558
SR&F Growth Investor         Stein Roe Young Investor
  Portfolio                    Fund
SR&F Disciplined Stock       Stein Roe Disciplined Stock
  Portfolio                    Fund
SR&F International Portfolio Stein Roe International Fund
---------------------------------------------------------------------------------------------------


ITEM 4.  INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES,
AND RELATED RISKS.

Registrant incorporates by reference the following sections of the Feeder Funds' prospectuses containing information on each Portfolio's investment objective, primary investment strategy and risk: "The Funds" and "Other Investments and Risks."

ITEM 6.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.

ADVISER
Stein Roe & Farnham Incorporated, One South Wacker Drive, Chicago, IL 60606, manages the day-to-day operations of the Portfolios. Stein Roe (and its predecessor) has advised and managed mutual funds since 1949. For the most recent fiscal year, the Portfolios paid to Stein Roe the following aggregate fees (as a percent of average net assets):

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Fiscal year ended June 30, 1999
Portfolio                             Annual Management Fee
SR&F Municipal Money Portfolio                0.25%
SR&F High-Yield Municipals Portfolio          0.42
SR&F Cash Reserves Portfolio                  0.24
SR&F Intermediate Bond Portfolio              0.35
SR&F Income Portfolio                         0.48
SR&F High Yield Portfolio                     0.50


Fiscal year ended September 30, 1999
Portfolio                              Annual Management Fee
SR&F Balanced Portfolio                       0.55%
SR&F Growth & Income Portfolio                0.60
SR&F Growth Stock Portfolio                   0.57
SR&F Growth Investor Portfolio                0.58
SR&F Disciplined Stock Portfolio              0.73
SR&F International Portfolio                  0.85


Stein Roe's mutual funds and institutional investment advisory businesses are part of a larger business unit known as Liberty Funds Group (LFG) that includes several separate legal entities. LFG includes certain affiliates of Stein Roe, including Colonial Management Associates, Inc. (CMA). The LFG business unit is managed by a single management team. CMA and other LFG entities also share personnel, facilities, and systems with Stein Roe that may be used in providing administrative or operational services to the Funds. CMA is a registered investment adviser. Stein Roe also has a wealth management business that is not part of LFG and
is managed by a different team.   Stein Roe and the other entities
that make up LFG are subsidiaries of Liberty Financial Companies, Inc.


Stein Roe may use the services of AlphaTrade Inc., an affiliated broker-dealer, when buying or selling equity securities for the Portfolios, pursuant to procedures adopted by the Board of Trustees.


PORTFOLIO MANAGERS
Veronica M. Wallace has managed SR&F Municipal Money Portfolio since its inception in 1995. She is a vice president of Stein Roe and was a trader in taxable money market instruments for Stein Roe from 1987 to 1995 and a portfolio administrator from 1966 to 1987.

Maureen G. Newman has managed SR&F High-Yield Municipals Portfolio since Nov. 1998. Ms. Newman is jointly employed by CMA and Stein Roe. She has managed tax-exempt funds for CMA since May 1996. Prior to joining CMA, Ms. Newman was a portfolio manager and bond analyst at Fidelity Investments from May 1985 to May 1996.

Jane M. Naeseth has managed SR&F Cash Reserves Portfolio since its inception in 1998. She was portfolio manager of Stein Roe Cash
Reserves Fund from 1980 to 1998. Ms. Naeseth is a senior vice president of Stein Roe.

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Michael T. Kennedy has managed SR&F Intermediate Bond Portfolio since its inception in 1998. He managed Stein Roe Intermediate
Bond Fund from 1988 to 1998 and is a senior vice president of Stein Roe.

Stephen F. Lockman, manager of SR&F High Yield Portfolio since 1997 and SR&F Income Portfolio since its inception in 1998, is a senior vice president of Stein Roe. He was associate portfolio manager of Stein Roe Income Fund from 1995 to 1997 and of SR&F High Yield Portfolio from 1996 to 1997. Mr. Lockman was a senior credit research analyst for Stein Roe from 1994 to 1995. He served as a portfolio manager and senior credit analyst for the Illinois State Board of Investment from 1987 to 1994.

Harvey B. Hirschhorn, manager of SR&F Balanced Portfolio since its inception in 1997, is executive vice president and chief economist and investment strategist of Stein Roe. He managed Stein Roe Balanced Fund from 1996 to 1997 and Stein Roe Growth Stock Fund from 1995 to 1996. Mr. Hirschhorn has been employed by Stein Roe since 1973.

Daniel K. Cantor, manager of SR&F Growth & Income Portfolio since its inception in 1997 and manager of SR&F Disciplined Stock Portfolio since May 1999, is a senior vice president of Stein Roe. He managed Stein Roe Growth & Income Fund from 1995 to 1997 and Stein Roe Young Investor Fund from 1994 to 1995. He has been employed by Stein Roe since 1985.


Jeffrey C. Kinzel has been co-manager of SR&F Disciplined Stock Portfolio since November 1999 and is associate portfolio manager of SR&F Growth & Income Portfolio. He joined Stein Roe in 1991. He has served as a senior equity analyst and core portfolio team member for Stein Roe in addition to his portfolio management responsibilities. He is a senior vice president of Stein Roe. A certified financial analyst, he holds a bachelor's degree from Northwestern University, a law degree from the University of Michigan, and a master's degree in business administration from the Wharton School of the University of Pennsylvania.


Erik P. Gustafson and David P. Brady have been co-managers of SR&F Growth Investor Portfolio since its inception in 1997. Mr. Gustafson has managed SR&F Growth Stock Portfolio since its inception in 1997. Mr. Gustafson joined Stein Roe in 1992 as a portfolio manager for privately managed accounts. He is a senior vice president and was portfolio manager of Stein Roe Young Investor Fund from 1995 to 1997 and portfolio manager of Stein Roe Growth Stock Fund from 1994 to 1997. Mr. Brady joined Stein Roe in 1993 as an associate portfolio manager of Stein Roe Special Fund. He currently is a senior vice president. He was portfolio manager of Stein Roe Young Investor Fund from 1995 to 1997, has been portfolio manager Stein Roe Large Company Focus Fund since its inception in June 1998, and is associate manager of SR&F Growth Stock Portfolio.

Nicolas Ghajar has been the portfolio manager of SR&F International Portfolio since September 1999. Mr. Ghajar is jointly employed by Stein Roe and CMA. He is an assistant vice president of CMA and has been either an associate portfolio manager or an equity analyst of various equity funds at CMA since 1989.

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ITEM 7.  SHAREHOLDER INFORMATION.
PURCHASES AND REDEMPTIONS. Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement is not an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.

Each investor in a Portfolio may add to or reduce its investment on each business day. The investor's percentage of the aggregate Interests in a Portfolio is computed as the percentage equal to the fraction (1) the numerator of which is the beginning of the day value of such investor's investment in the Portfolio on such day plus or minus the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (2) the denominator of which is the aggregate beginning of the day net asset value of the Portfolio on such day plus or minus the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. This percentage is applied to determine the value of the investor's Interest in the Portfolio as of the close of business.

An investment is made without a sales load at the net asset value next determined after an order is received by SteinRoe Services Inc., the investor accounting and recordkeeping agent. There is no minimum initial or subsequent investment. The Portfolios and SteinRoe Services Inc. reserve the right to cease accepting investments at any time or to reject any investment order.

An investor may redeem its investment at the next determined net asset value if a withdrawal request in proper form is furnished by the investor to SteinRoe Services Inc. by the designated cutoff time. The proceeds of a withdrawal are paid in federal funds normally on the business day the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

Redemptions may be suspended or payment of withdrawal proceeds postponed when the New York Stock Exchange (NYSE) is closed (other than for weekends or holidays) or trading on the NYSE is restricted, or, if to the extent otherwise permitted by the 1940
Act if an emergency exists.

DETERMINING SHARE PRICE. Registrant incorporates by reference information on the determination of net asset value and the valuation of portfolio securities from the section of each Feeder
Fund's prospectus entitled "Your Account-Determining Share Price."

DISTRIBUTIONS AND TAXES. The assets, income, and distributions of the Portfolios are managed in such a way that an investor will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the investor invested all of its assets in that Portfolio.

The net income of a Portfolio consists of (1) all income accrued less the amortization of any premium on its assets, less (2) all actual and any accrued expenses of the series determined in

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accordance with generally accepted accounting principles. Income includes discount earned (including both original issue and, by election, market discount) on discount paper accrued to the date of maturity and any net realized gains or losses on the assets of the series. All of the net income of a Portfolio is allocated among its investors in accordance with their Interests (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Base Trust is not subject to any federal income tax. However, each investor in a Portfolio is taxed on its share (as determined in accordance with the governing instruments of Base Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share is made in accordance with an allocation method designed to satisfy the Internal Revenue Code and its regulations. Distributions of net income and capital gain are to be made pro rata to investors in accordance with their investment in a Portfolio. For federal income tax purposes, however, income, gain, or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all investors as a result of contributions of securities to a series or redemptions of portions of an investor's unrealized gain or loss in series assets.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.
Not applicable.

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PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.


                      SR&F BASE TRUST
           One Financial Center, Boston, MA  02111
                       800-338-2550

  Statement of Additional Information Dated January 31, 2000


This Statement of Additional Information is not a prospectus but provides additional information that should be read in conjunction with the prospectus contained in Part A of this Registration Statement, which may be obtained at no charge by telephoning 800-338-2550.

Item 11.  Fund History..........................................8
Item 12.  Description of Fund and Its Investment Risks..........8
Item 13.  Management of the Fund................................8
Item 14.  Control Persons and Principal Holders of Securities..12
Item 15.  Investment Advisory and Other Services...............13
Item 16.  Brokerage Allocation and Other Practices.............13
Item 17.  Capital Stock and Other Securities...................13
Item 18.  Purchase, Redemption, and Pricing of Securities......16
Item 19.  Taxation of the Fund.................................16
Item 20.  Underwriters.........................................17
Item 21.  Calculation of Performance Data......................17
Item 22.  Financial Statements.................................17

ITEM 11.  FUND HISTORY.
SR&F Base Trust ("Base Trust") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the Commonwealth of Massachusetts on August 23, 1993. Currently, 12 series of Base Trust are authorized and outstanding. Prior to May 6, 1999, the name of SR&F Disciplined Stock Portfolio was SR&F Special Portfolio.

ITEM 12.  DESCRIPTION OF FUND AND ITS INVESTMENT RISKS.
Part A, Item 4 contains additional information about the investment objectives and policies of each Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms in this Part B and not otherwise defined have the meanings given to them in Part A.

Registrant incorporates by reference additional information concerning the investment policies of each Portfolio as well as information concerning the investment restrictions of the Portfolio from "Portfolio Investments and Strategies" "and
"Investment Restrictions" in the SAI relating to its Feeder Fund.

ITEM 13.  MANAGEMENT OF THE FUND.
The Board of Trustees of Base Trust has overall management responsibility for the Trust and the Portfolios. The officers and trustees of Base Trust are listed below.

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Name, Age at
January 31, 2000;
Address
Position(s) held with the Trust
Principal occupation(s) during past five years

William D. Andrews, 52; One South Wacker Drive, Chicago, IL 60606 Executive Vice-President
Executive vice president of Stein Roe

John A. Bacon Jr., 72;
4N640 Honey Hill Road, Box 296, Wayne, IL 60184 (3)
Trustee
Private investor

Christine Balzano, 34;
245 Summer Street, Boston, MA 02210
Vice-President
Senior vice president of Liberty Funds Services, Inc.; formerly vice president and assistant vice president

William W. Boyd, 73;
2900 Golf Road, Rolling Meadows, IL  60008 (2)(3)
Trustee
Chairman and director of Sterling Plumbing (manufacturer of plumbing products)

David P. Brady, 35;
One South Wacker Drive, Chicago, IL  60606
Vice-President
Senior vice president of Stein Roe since March 1998; vice president of Stein Roe from Nov. 1995 to March 1998; portfolio manager for Stein Roe since 1993

Daniel K. Cantor, 40;
1330 Avenue of the Americas, New York, NY 10019
Vice-President
Senior vice president of Stein Roe

Kevin M. Carome, 43;
One Financial Center, Boston, MA 02111
Executive Vice-President; Secretary
Senior vice president, legal, Liberty Funds Group LLC (an affiliate of Stein Roe) since Jan. 1999; general counsel and secretary of Stein Roe since Jan. 1998; associate general counsel and vice president of Liberty Financial Companies, Inc. (the indirect parent of Stein Roe) through Jan. 1999

Denise E. Chasmer, 30;
12100 East Iliff Avenue, Aurora, CO 80014
Vice-President
Employee of Liberty Funds Services, Inc. and assistant vice president of Stein Roe since Nov. 1999; manager with Scudder
Kemper Investments from Oct. 1995 to Nov. 1999; assistant manager with Scudder Kemper prior thereto

J. Kevin Connaughton, 35;
245 Summer Street, Boston, MA 02210
Vice-President; Treasurer
Vice president of Colonial Management Associates, Inc. ("CMA"), since February 1998; senior tax manager, Coopers & Lybrand, LLP from April 1996 to January 1998; vice president, 440 Financial
Group/First Data Investor Services Group prior thereto

Lindsay Cook, 47;
600 Atlantic Avenue, Boston, MA 02210 (1)(2)
Trustee
Executive vice president of Liberty Financial Companies, Inc.
since March 1997; senior vice president prior thereto

Michael G. Fisher, 30;
245 Summer Street, Boston, MA 02210
Vice-President
Tax manager with Liberty Funds Group since Oct. 1998; tax manager with PricewaterhouseCoopers LLP prior thereto

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Stephen E. Gibson, 46;
One Financial Center, Boston, MA 02111
President
Vice chairman of Stein Roe since Aug. 1998; chairman, CEO, president and director of Liberty Funds Group since Dec. 1998; chairman of the Colonial Group from July 1998 to Dec. 1998; president of the Colonial Group from Dec. 1996 to Dec. 1998; chairman of Colonial Management Associates, Inc. since Dec. 1998; CEO, president and director of Colonial Management Associates since July 1996; managing director of Putnam Financial Services prior thereto

Erik P. Gustafson, 36;
One South Wacker Drive, Chicago, IL  60606
Vice-President
Senior portfolio manager of Stein Roe; senior vice president of Stein Roe since April 1996; vice president of Stein Roe prior thereto

Douglas A. Hacker, 44;
P.O. Box 66100, Chicago, IL 60666 (3)
Trustee
Executive vice president and chief financial officer of UAL, Inc.
(airline) since July 1999; senior vice president and chief financial officer of UAL, Inc. prior thereto

Loren A. Hansen, 51;
One South Wacker Drive, Chicago, IL  60606
Executive Vice-President
Chief investment officer/equity of CMA since 1997; executive vice president of Stein Roe since Dec. 1995; vice president of The
Northern Trust Company (bank) prior thereto

Harvey B. Hirschhorn, 50;
One South Wacker Drive, Chicago, IL  60606
Vice-President
Executive vice president, senior portfolio manager, and chief economist and investment strategist of Stein Roe; director of research of Stein Roe, 1991 to 1995

Timothy J. Jacoby, 47;
One Financial Center, Boston, MA 02111
Senior Vice-President
Fund treasurer for Liberty Funds Group LLC since Sept. 1996 and chief financial officer since Aug. 1997; senior vice president of Fidelity Investments prior thereto

Janet Langford Kelly, 42;
One Kellogg Square, Battle Creek, MI 49016 (3)
Trustee
Executive vice president-corporate development, general counsel and secretary of Kellogg Company since Sept. 1999; senior vice president, secretary and general counsel of Sara Lee Corporation (branded, packaged, consumer-products manufacturer) from 1995 to Aug. 1999; partner of Sidley & Austin (law firm) prior thereto

Michael T. Kennedy, 37;
One South Wacker Drive,
Chicago, IL  60606
Vice-President
Senior vice president of Stein Roe since Oct. 1994; vice president of Stein Roe prior thereto

Gail D. Knudsen, 37;
245 Summer Street, Boston, MA 02210
Vice-President; Controller
Vice president and assistant controller of CMA

Stephen F. Lockman, 38;
One South Wacker Drive,
Chicago, IL  60606
Vice-President
Senior vice president, portfolio manager, and credit analyst of the Adviser

Mary Dillon McKenzie, 45;
One Financial Center, Boston, MA 02111
Vice-President
President of Liberty Funds Services, Inc.

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Jane M. Naeseth, 49;
One South Wacker Drive,
Chicago, IL  60606
Vice-President
Senior vice president of Stein Roe

Charles R. Nelson, 57;
Department of Economics, University of Washington, Seattle, WA
98195 (3)
Trustee
Van Voorhis Professor of Political Economy, Department of
Economics of the University of Washington

Maureen G. Newman, 40; One Financial Center,
Boston, MA 02111
Vice-President
Vice president of Stein Roe since Nov. 1998; portfolio manager and vice president of CMA since May 1996; portfolio manager and bond analyst at Fidelity Investments from May 1985 to May 1996

Nicholas S. Norton, 40;
12100 East Iliff Avenue, Aurora, CO 80014
Vice-President
Senior vice president of Liberty Funds Services, Inc. since Aug.
1999; vice president of Scudder Kemper, Inc. prior thereto

Nicolette D. Parrish, 50;
One South Wacker Drive, Chicago, IL  60606
Vice-President; Assistant Secretary
Senior legal assistant and assistant secretary of Stein Roe

Thomas C. Theobald, 62;
Suite 1300, 222 West Adams Street, Chicago, IL 60606 (3)
Trustee
Managing director, William Blair Capital Partners (private equity fund)

Veronica M. Wallace, 53;
One South Wacker Drive,
Chicago, IL  60606
Vice-President
Vice president of Stein Roe since March 1998; portfolio manager for the Adviser since Sept. 1995; trader in taxable short-term instruments for the Adviser prior thereto

___________________________________
(1) Trustee who is an "interested person" of Base Trust and of Stein Roe, as defined in the 1940 Act.
(2) Member of the Executive Committee of the Board of Trustees, which is authorized to exercise all powers of the Board with certain statutory exceptions.
(3) Member of the Audit Committee of the Board, which makes recommendations to the Board regarding the selection of auditors and confers with the auditors regarding the scope and results of the audit.


Trustees and officers of Base Trust also serve as trustees and officers of other investment companies managed by Stein Roe.

Officers and trustees affiliated with Stein Roe serve without any compensation from Base Trust. In compensation for their services to Base Trust, trustees who are not "interested persons" of Base Trust or Stein Roe are paid an annual retainer plus an attendance fee for each meeting of the Board or standing committee thereof attended. Base Trust has no retirement or pension plan. The following table sets forth compensation paid during the year ended September 30, 1999, to the trustees:

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                                          Compensation from the
                                          Stein Roe Fund Complex*
                                          -----------------------
                  Aggregate Compensation     Total       Average
Name of Trustee       from the Trust      Compensation  Per Series
------------------- --------------------  ------------  ----------
Thomas W. Butch**          -0-                -0-          -0-
Lindsay Cook               -0-                -0-          -0-
John A. Bacon Jr.**      $43,450            $117,850      $2,562
William W. Boyd           45,050             104,100       2,263
Douglas A. Hacker         38,500              93,900       2,041
Janet Langford Kelly      43,650             103,400       2,248
Charles R. Nelson         44,950             103,900       2,259
Thomas C. Theobald        43,650             103,400       2,248
_______________
* At September 30, 1999, the Stein Roe Fund Complex consisted of 12 Portfolios of Base Trust, one series of Liberty-Stein Roe Funds Trust, four series of Liberty-Stein Roe Funds Municipal Trust, four series of Liberty-Stein Roe Funds Income Trust, five series of Liberty-Stein Roe Advisor Trust, five series of SteinRoe Variable Investment Trust, 12 series of Liberty-Stein Roe Funds Investment Trust, Liberty-Stein Roe Advisor Floating Rate Fund, Liberty-Stein Roe Institutional Floating Rate Income Fund, and Stein Roe Floating Rate Limited Liability Company.
**Mr. Butch served as a trustee until November 3, 1998; Mr. Bacon was elected a trustee effective November 3, 1998.


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of January 26, 2000, the only persons known by Base Trust to own of record or "beneficially" 5% or more of the outstanding interests of a Portfolio within the definition of that term as contained in Rule 13d-3 under the Securities Exchange Act of 1934 were as follows:

                                                                       Percentage of
                                                                       Outstanding
Fund                                  Portfolio                        Interests Held
---------------------------------     ----------------------           -----------
Colonial Municipal Money Market Fund  SR&F Municipal Money Market
                                      Portfolio                         12.8%
Stein Roe Municipal Money Market Fund SR&F Municipal Money Market
                                      Portfolio                         87.2
Stein Roe High-Yield Municipals Fund  SR&F High-Yield Municipals
                                      Portfolio                        100.0
Colonial Money Market Fund            SR&F Cash Reserves Portfolio      36.3
Stein Roe Cash Reserves Fund          SR&F Cash Reserves Portfolio      63.1
Stein Roe Intermediate Bond Fund      SR&F Intermediate Bond Portfolio  99.9
Stein Roe Income Fund                 SR&F Income Portfolio            100.0
Stein Roe Institutional Client
  High Yield Fund                     SR&F High Yield Portfolio         67.0
Stein Roe High Yield Fund             SR&F High Yield Portfolio         33.0
Stein Roe Growth & Income Fund        SR&F Growth & Income Portfolio   100.0
Stein Roe International Fund          SR&F International Portfolio      99.9
Stein Roe Young Investor Fund         SR&F Growth Investor Portfolio    88.3
Stein Roe Advisor Young Investor Fund SR&F Growth Investor Portfolio    10.4
Stein Roe Balanced Fund               SR&F Balanced Portfolio           99.9
Stein Roe Growth Stock Fund           SR&F Growth Stock Portfolio       60.6
Stein Roe Advisor Growth Stock Fund   SR&F Growth Stock Portfolio       39.4
Stein Roe Disciplined Stock Fund      SR&F Disciplined Stock Portfolio 100.0

The address of each Fund listed is One Financial Center, Boston,
MA 02111.


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ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
Registrant incorporates by reference information concerning investment advisory and other services provided to each Portfolio from "Investment Advisory Services," "Custodian," and "Transfer
Agent" in the SAI relating to its Feeder Fund.

BOOKKEEPING AND ACCOUNTING AGREEMENT
Pursuant to a separate agreement with Base Trust, Stein Roe receives a fee for performing certain bookkeeping and accounting services for each Portfolio. For these services, Stein Roe receives an annual fee of $25,000 plus .0025 of 1% of average net assets over $50 million. The tables below show fees paid under this agreement by the Portfolios over the last three fiscal years:

                                Year Ended  Year Ended  Year Ended
Portfolio                        6/30/99     6/30/98     6/30/97
------------------------------  ----------  ----------  ----------
SR&F Municipal Money Portfolio   $27,093     $27,339     $27,274
SR&F High-Yield Municipals
  Portfolio                       32,028      13,135         N/A
SR&F Cash Reserves Portfolio      42,465      13,248         N/A
SR&F Intermediate Bond Portfolio  35,097      13,960         N/A
SR&F Income Portfolio             32,868      14,192         N/A
SR&F High Yield Portfolio         25,809      25,338      16,664


                                Year Ended  Year Ended  Year Ended
Portfolio                        9/30/99     9/30/98     9/30/97
------------------------------  ----------  ----------  ----------
SR&F Balanced Portfolio          $30,318     $30,722      $20,314
SR&F Growth & Income Portfolio    34,084      32,869       20,935
SR&F Growth Stock Portfolio       50,404      41,949       24,844
SR&F Growth Investor Portfolio    47,014      39,706       22,443
SR&F Disciplined Stock Portfolio  42,791      54,650       35,230
SR&F International Portfolio      26,763      27,489       18,344


INDEPENDENT AUDITORS
The independent auditors for SR&F Cash Reserves Portfolio, the Municipal Portfolios and the Bond Portfolios are Ernst & Young LLP, 233 South Wacker Drive, Chicago, IL 60606; the independent accountants for each Equity Portfolio are PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110. The auditors audit and report on the Portfolios' annual financial statements, review certain regulatory reports and the Portfolios' federal income tax returns, and perform other professional accounting, auditing, tax and advisory services when engaged to do so by Base Trust.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
Registrant incorporates by reference information concerning the brokerage practices of each Portfolio from "Portfolio
Transactions" in the SAI relating to its Feeder Fund.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
Investments in Base Trust have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. Base Trust is not required to hold annual meetings of investors, and has no current intention to do so, but Base Trust will hold special meetings of investors when, in the judgment of the trustees, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. An investors' meeting will be held upon the written, specific request to the trustees of investors holding in the aggregate not less than 10% of the Interests in a series. Investors

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have under certain circumstances (e.g., upon application and submission of certain specified documents to the trustees by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more trustees. Investors also have the right to remove one or more trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of Base Trust or a series thereof, investors would be entitled to share pro rata in the net assets available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the trustees are authorized to issue Interests in Base Trust. Each investor in a series is entitled to vote in proportion to the amount of its investment in the series.

Under the Declaration of Trust, the trustees are authorized to issue Interests in Base Trust. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain, and credit of Base Trust (unless another sharing method is required for federal income tax reasons in accordance with the sharing method adopted by the trustees). Investments in Base Trust have no preferences, preemptive, conversion, or similar rights and are fully paid and nonassessable, except as set forth below. Investments in Base Trust may not be transferred. No certificates representing an investor's Interest in Base Trust will be issued.

Each whole Interest (or fractional Interest) outstanding on the record date established in accordance with the By-Laws shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the Interest (or fractional Interest) in United States dollars determined at the close of business on the record date (for example, an Interest having a net asset value of $10.50 would be entitled to 10.5 votes). As a common law trust, Base Trust is not required to hold annual shareholder meetings. However, special meetings may be called for purposes such as electing or removing trustees, changing fundamental policies, or approving an investment advisory contract. If requested to do so by the holders of at least 10% of its outstanding Interests, Base Trust will call a special meeting for the purpose of voting upon the question of removal of a trustee or trustees and will assist in the communications with other holders as required by Section 16(c) of the 1940 Act. All Interests of Base Trust are voted together in the election of trustees. On any other matter submitted to a vote of holders, Interests are voted by individual series and not in the aggregate, except that Interests are voted in the aggregate when required by the 1940 Act or other applicable law. When the Board of Trustees determines that the matter affects only the interests of one or more series, holders of the unaffected series are not entitled to vote on such matters.

Base Trust may enter into a merger or consolidation or sell all or substantially all of its assets if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the respective percentages of the Interests in Base Trust), except that if the trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the votes of each being in proportion to their respective percentages of the Interests of Base Trust) will be sufficient. Base Trust, or a series thereof, will dissolve upon the complete withdrawal, resignation, retirement, or bankruptcy of any investor and will terminate unless reconstituted and continued with the consent of all remaining investors. Base Trust, or a

<PAGE 15>

series thereof, may also be terminated (1) if approved by the vote of two-thirds of its investors (with the votes of each being in proportion to the amount of their investment), or (2) by the trustees by written notice to its investors. The Declaration of Trust contains a provision limiting the life of Base Trust to a term of years; consequently, Base Trust will terminate on December 31, 2080.

Investors in any series of Base Trust may be held personally liable, jointly and severally, for the obligations and liabilities of that series, subject, however, to indemnification by that series in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the series than its proportionate Interest in the series. The Declaration of Trust also provides that Base Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of Base Trust, its investors, trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and Base Trust itself is unable to meet its obligations.

The Declaration of Trust further provides that obligations of Base Trust are not binding upon the trustees individually but only upon the property of Base Trust and that the trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Base Trust reserves the right to create and issue any number of series, in which case investors in each series would participate only in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in election or selection of trustees, principal underwriters, and accountants for Base Trust. Upon liquidation or dissolution of Base Trust, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees). Interests of any series of Base Trust may be divided into two or more classes of Interests having such preferences or special or relative privileges as the trustees of Base Trust may determine. Currently, Base Trust has 12 series, each with only one class.

Base Trust will in no case have more than 500 investors in order to satisfy certain tax requirements. This number may be increased or decreased should such requirements change. Similarly, if Congress enacts certain proposed amendments to the Code, it may be desirable for Base Trust to elect the status of a regulated investment company as that term is defined in Subchapter M of the Code, which would require that Base Trust first change its organizational status from that of a Massachusetts trust to that of a Massachusetts business trust or other entity treated as a corporation under the Code. Base Trust's Declaration of Trust empowers the trustees, on behalf of the Trust, to change Base Trust's organizational form to that of a Massachusetts business trust or otherwise reorganize as an entity treated as a corporation under the Code and to elect regulated investment company status without a vote of

<PAGE 16>

the investors. Any such action on the part of the trustees on behalf of Base Trust would be contingent upon there being no adverse tax consequences to such action.

ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SECURITIES. Interests in a Portfolio will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.

The net asset value per share of each Portfolio is determined by dividing its total assets (i.e., the total current market value of its investment in the Portfolio) less its liabilities (including accrued expenses and dividends payable), by the total number of shares of the Portfolio outstanding at the time of the determination. Each Portfolio's net asset value per share is calculated as the close of regular session trading on the NYSE.

The value of each investor's investment in a Portfolio will be based on its pro rata share of the total net asset value of the Portfolio (i.e., the value of its portfolio securities and other assets less its liabilities) as of the same date and time.

Each of SR&F Cash Reserves Portfolio and SR&F Municipal Money Portfolio values its portfolio by the "amortized cost method" by which it attempts to maintain the net asset values of its Feeder Funds at $1.00 per share. Registrant incorporates by reference "Additional Information on the Determination of Net Asset Value" in the SAIs relating to the Feeder Funds of such Portfolios.

ITEM 19.  TAXATION OF THE FUND.
Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the anticipated method of operation, Base Trust will not be subject to any federal income tax, nor is it expected to have any Massachusetts income tax liability. Base Trust has received a private letter ruling from the Internal Revenue Service to confirm its federal tax treatment in certain respects. Each investor in a Portfolio will be taxed on its share (as determined in accordance with the governing instruments of Base Trust) of the Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with a method designed to satisfy the Code and regulations promulgated thereunder. There can be no assurance, however, that the Internal Revenue Service will agree with such a method of allocation.

The fiscal year end of SR&F Cash Reserves Portfolio, each Municipal Portfolio and each Bond Portfolio is June 30, and that of each Equity Portfolio is September 30. Although, as described above, the Portfolios will not be subject to federal income tax, they will file appropriate income tax returns.

It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter

<PAGE 17>

M of the Code for qualification as a RIC, assuming that the investor invests all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

In order for an investment company investing in a Portfolio to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities, or currencies. Each such investment company will also be required to distribute each year at least 90% of its investment company taxable income (in order to escape federal income tax on distributed amounts) and to meet certain tax diversification requirements. Because such investment companies may invest all of their assets in a Portfolio, the Portfolio must satisfy all of these tax requirements in order for such other investment company to satisfy them.

Registrant incorporates by reference information concerning taxes for each Portfolio from "Additional Income Tax Considerations" in the SAI relating to its Feeder Fund.

ITEM 20.  UNDERWRITERS.
Inapplicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
Inapplicable.

ITEM 22.  FINANCIAL STATEMENTS.
SR&F Municipal Money Portfolio, SR&F High-Yield Municipals Portfolio, SR&F Cash Reserves Portfolio, SR&F Intermediate Bond Portfolio, SR&F Income Portfolio, and SR&F High-Yield Portfolio. Please refer to the audited Financial Statements (investments as of June 30, 1999, statements of assets and liabilities as of June 30, 1999, statements of operations and statements of changes in net assets for the period ended June 30, 1999, and notes thereto) and reports of independent auditors, which are contained in the June 30, 1999 annual reports of their respective Feeder Funds.


SR&F Balanced Portfolio, SR&F Growth & Income Portfolio, SR&F Growth Stock Portfolio, SR&F Disciplined Stock Portfolio, SR&F Growth Investor Portfolio, SR&F International Portfolio. Please refer to the audited Financial Statements (investments as of September 30, 1999, balance sheets as of September 30, 1999, statements of operations and statements of changes in net assets for the period ended September 30, 1999, and notes thereto) and reports of independent public accountants, which are contained in the September 30, 1999 annual reports of their respective Feeder Funds.


<PAGE 18>

The Financial Statements (but no other material from the reports) are incorporated herein by reference. The reports may be obtained at no charge by telephoning 800-338-2550.

<PAGE 19>

PART C
OTHER INFORMATION

ITEM 23.  EXHIBITS.

Exhibits  [Note:  As used herein, the term "Registration
Statement" refers to the Registration Statement of the Registrant on Form N-1A filed under the 1940 Act, File No. 811-7996.]

(a) Declaration of Trust of Registrant as amended through 8/1/95. (Exhibit 1 to Amendment No. 2 to Registration Statement.)*
(b) (1) By-Laws of Registrant. (Exhibit 2 to Amendment No. 2 to Registration Statement.)*
    (2) Amendment to By-Laws dated 2/4/98. (Exhibit 2(b) to Amendment No. 10 to Registration Statement.)*
(c) Inapplicable.
(d) Management Agreement between Registrant and Stein Roe & Farnham Incorporated dated 8/15/95 as amended through 6/28/99. (Exhibit (d) to Amendment No. 12 to Registration Statement.)*
(e) Inapplicable.
(f) Inapplicable.
(g) Custodian Agreement between Registrant and State Street Bank and Trust Company. (Exhibit 8 to Amendment No. 2 to Registration Statement.)*
(h) (1) Investor Service Agreement between Registrant and SteinRoe Services Inc. dated 8/15/95 as amended through 6/28/99. (Exhibit (h)(1) to Amendment No. 12 to Registration Statement.)*
    (2) Bookkeeping and Accounting Agreement between Registrant and Stein Roe & Farnham Incorporated dated 8/3/99. (Exhibit (h)(2) to Amendment No. 13 to Registration Statement.)*
(i) Inapplicable
(j) Inapplicable.
(k) Inapplicable.
(l) Inapplicable.
(m) Inapplicable.
(n) Inapplicable
________________________________
*Incorporated by reference.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
REGISTRANT.
The Registrant does not consider that it is directly or indirectly controlled by, or under common control with, other persons within the meaning of this Item.

ITEM 25.  INDEMNIFICATION.
Reference is made to Article X of the Registrant's Declaration of Trust (Exhibit 1) with respect to indemnification of the trustees and officers of Registrant against liabilities which may be incurred by them in such capacities.

Registrant, its trustees and officers, its investment adviser, the other investment companies advised by Stein Roe, and persons affiliated with them are insured against certain expenses in

<PAGE 20>

connection with the defense of actions, suits, or proceedings, and certain liabilities that might be imposed as a result of such actions, suits, or proceedings. Registrant will not pay any portion of the premiums for coverage under such insurance that would (1) protect any trustee or officer against any liability to Registrant or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (2) protect its investment adviser or principal underwriter, if any, against any liability to Registrant or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under its contract or agreement with the Registrant; for this purpose the Registrant will rely on an allocation of premiums determined by the insurance company.

Colonial Tax-Exempt Money Market Fund ("Colonial Fund"), a series of Liberty Trust IV ("Colonial Trust") invests substantially all of its assets in SR&F Municipal Money Portfolio. In that connection, trustees and officers of Registrant have signed the registration statement of Colonial Trust ("Colonial Registration Statement") on behalf of Registrant insofar as the Colonial Registration Statement relates to Colonial Fund, and Colonial Trust, on behalf of Colonial Fund, has agreed to indemnify Registrant and its trustees and officers against certain liabilities which may be incurred by them.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER. Stein Roe is a wholly owned subsidiary of SteinRoe Services Inc. ("SSI"), which is a wholly owned subsidiary of Liberty Financial Companies, Inc. ("Liberty Financial"), which is a majority owned subsidiary of Liberty Corporate Holdings, Inc., which is a wholly owned subsidiary of LFC Holdings, Inc., which is a wholly owned subsidiary of Liberty Mutual Equity Corporation, which is a wholly owned subsidiary of Liberty Mutual Insurance Company. Stein Roe acts as investment adviser to individuals, trustees, pension and profit-sharing plans, charitable organizations, and other investors. In addition to Registrant, it also acts as investment adviser to other investment companies having different investment policies.

For a two-year business history of officers and directors of Stein Roe, please refer to the Form ADV of Stein Roe & Farnham
Incorporated and to the section of the SAI (part B) entitled
"Investment Management and Administrative Services."

Certain directors and officers of Stein Roe also serve and have during the past two years served in various capacities as officers, directors, or trustees of SSI, of Colonial Management Associates, Inc. (which is a subsidiary of Liberty Financial Companies, Inc.), and of the Registrant and other investment companies managed by Stein Roe. (The listed entities are located at One Financial Center, Boston, MA 02111, except for SteinRoe Services Inc. which is located at One South Wacker Drive, Chicago, IL 60606, and SteinRoe Variable Investment Trust and Liberty Variable Investment Trust, which are located at Federal Reserve Plaza, Boston, MA 02210.) A list of such capacities is given below.

<PAGE 21>

                                                POSITION FORMERLY
                                                    HELD WITHIN
                     CURRENT POSITION              PAST TWO YEARS
                     -------------------           --------------
STEINROE SERVICES INC.
Kevin M. Carome       Assistant Clerk
Kenneth J. Kozanda                                VP; Treasurer
C. Allen Merritt, Jr. Director; Vice President

COLONIAL MANAGEMENT ASSOCIATES, INC.
Ophelia L. Barsketis  Senior Vice President
Kevin M. Carome       Senior Vice President
William M. Garrison   Vice President
Stephen E. Gibson     President
Loren A. Hansen       Senior Vice President
Clare M. Hounsell     Vice President
Timothy J. Jacoby     Senior Vice President
Deborah A. Jansen     Senior Vice President
North T. Jersild      Vice President
Yvonne T. Shields     Vice President

SR&F BASE TRUST
William D. Andrews    Executive Vice-President
David P. Brady        Vice-President
Daniel K. Cantor      Vice-President
Kevin M. Carome       Executive VP; Secy.        VP; Asst. Secy.
Stephen E. Gibson     President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice-President
Michael T. Kennedy    Vice-President
Stephen F. Lockman    Vice-President
Jane M. Naeseth       Vice-President
Maureen G. Newman     Vice-President
Veronica M. Wallace   Vice-President

LIBERTY-STEIN ROE FUNDS INCOME TRUST; LIBERTY-STEIN ROE FUNDS
INSTITUTIONAL TRUST; AND LIBERTY-STEIN ROE FUNDS TRUST
William D. Andrews    Executive Vice-President
Kevin M. Carome       Executive VP; Secy.        VP; Asst. Secy.
Stephen E. Gibson     President
Loren A. Hansen       Executive Vice-President
Michael T. Kennedy    Vice-President
Stephen F. Lockman    Vice-President
Lynn C. Maddox        Vice-President
Jane M. Naeseth       Vice-President

LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST
William D. Andrews    Executive Vice-President
David P. Brady        Vice-President
Daniel K. Cantor      Vice-President
Kevin M. Carome       Executive VP; Secy.        VP; Asst. Secy.
William M. Garrison   Vice-President
Stephen E. Gibson     President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice-President
Lynn C. Maddox        Vice-President

<PAGE 22>

Arthur J. McQueen     Vice-President

LIBERTY-STEIN ROE ADVISOR TRUST
William D. Andrews    Executive Vice-President
David P. Brady        Vice-President
Daniel K. Cantor      Vice-President
Kevin M. Carome       Executive VP; Secy.        VP; Asst. Secy.
Stephen E. Gibson     President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice-President
Michael T. Kennedy    Vice-President
Stephen F. Lockman    Vice-President
Lynn C. Maddox        Vice-President
Arthur J. McQueen     Vice-President
Maureen G. Newman     Vice-President

LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST
William D. Andrews    Executive Vice-President
Kevin M. Carome       Executive VP; Secy.        VP; Asst. Secy.
Joanne T. Costopoulos Vice-President
Stephen E. Gibson     President
Loren A. Hansen       Executive Vice-President
Brian M. Hartford     Vice-President
William C. Loring     Vice-President
Lynn C. Maddox        Vice-President
Maureen G. Newman     Vice-President
Veronica M. Wallace   Vice-President

STEINROE VARIABLE INVESTMENT TRUST
William D. Andrews    Executive Vice-President
Kevin M. Carome       Executive VP; Secy.        VP; Asst. Secy.
William M. Garrison   Vice President
Stephen E. Gibson     President
Erik P. Gustafson     Vice President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice President
Michael T. Kennedy                               Vice President
Jane M. Naeseth       Vice President
William M. Wadden IV  Vice President

LIBERTY-STEIN ROE ADVISOR FLOATING RATE FUND; LIBERTY-STEIN ROE
INSTITUTIONAL FLOATING RATE INCOME FUND, STEIN ROE FLOATING RATE
LIMITED LIABILITY COMPANY
William D. Andrews    Executive Vice-President
Kevin M. Carome       Executive VP; Secy.        VP; Asst. Secy.
Stephen E. Gibson     President
Brian W. Good         Vice-President
James R. Fellows      Vice-President
Loren A. Hansen       Executive Vice-President

LIBERTY VARIABLE INVESTMENT TRUST
Ophelia L. Barsketis  Vice President
Deborah A. Jansen     Vice President
Kevin M. Carome       Vice President

<PAGE 23>

ITEM 27.  PRINCIPAL UNDERWRITERS.
Inapplicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
Kevin M. Carome, Executive Vice-President and Secretary
SR&F Base Trust
One Financial Center
Boston, MA 02111

ITEM 29.  MANAGEMENT SERVICES.
None.

ITEM 30.  UNDERTAKINGS.
Inapplicable.

<PAGE 24>

                             SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and State of Massachusetts on the 31st day of January, 2000.

                                     SR&F BASE TRUST

                                     By:   STEPHEN E. GIBSON
                                           Stephen E. Gibson
                                           President

<PAGE 25>

                        SR&F BASE TRUST
       INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

Exhibit
Number     Description
--------   -----------

None